Consent


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



            To Datatec Systems, Inc.:


As independent public accountants, we hereby consent to the incorporation of our report dated August 9, 1999, included in this Form 10-K, into the Company's previously filed Registration Statements, Nos.33-87122, 33-94802, 33-93470, 333-08381, 333-03414 and 333-09509, 333-15541, 333-16579, 333-22257, 333-36045,
333-34893, 333-40585, 333-48757 and 333-53125.



                                                       /s/ Arthur Andersen LLP
                                                           ARTHUR ANDERSEN LLP


Roseland, New Jersey
August 10, 1999